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                                                                      Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the incorporation of our reports to the Stockholders of Wheelabrator Technologies Inc., incorporated by reference in this Form 10-K, and into the registrant's previously filed Registration Statements on Form S-8 (registration nos. 33-31523, 33-13720, 33-47989, 33-48837, 33-62281 and 33-64431), the registrant's previously filed
Registration Statement on Form S-4 (registration no. 33-36118) and the registrant's previously filed Registration Statement on Form S-3 (registration no. 33-59606).



                                         /s/ Arthur Andersen LLP

                                         ARTHUR ANDERSEN LLP



New York, New York
March 27, 1996